EXHIBIT 4.2
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                           GENERAL CONTINUING GUARANTY
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                  This GENERAL CONTINUING GUARANTY (this "Guaranty"), dated as of January 27, 2005, is executed and delivered by VELOCITY ASSET MANAGEMENT, INC., a Delaware corporation ("Guarantor"), in favor of WELLS FARGO FOOTHILL, INC., a California corporation ("Lender"), in light of the following:

                  WHEREAS, Velocity Investments, L.L.C., a New Jersey limited liability company ("Borrower") and Lender are, contemporaneously herewith, entering into that certain Loan and Security Agreement of even date herewith (as amended, restated, modified, renewed or extended from time to time, the "Loan Agreement");

                  WHEREAS, Borrower is a wholly-owned subsidiary of TLOP Acquisition Company, L.L.C., a wholly-owned subsidiary of Guarantor and, as such, Guarantor will benefit by virtue of the financial accommodations extended to Borrower by Lender; and

                  WHEREAS, in order to induce Lender to enter into the Loan Agreement and the other Loan Documents and to extend the financial accommodations to Borrower pursuant to the Loan Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by Lender to Borrower, whether pursuant to the Loan Agreement or otherwise, Guarantor has agreed to guaranty the Guarantied Obligations.

                  NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees as follows:

         1.       Definitions and Construction.

                  (a) Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement. The following terms, as used in this Guaranty, shall have the following meanings:

                  "Borrower" has the meaning set forth in the preamble to this Guaranty.

                  "Guarantied Obligations" means (a) the due and punctual payment of the principal of, and interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued) on, any and all premium on, and any and all fees, costs, indemnities, and expenses incurred in connection with, the Indebtedness owed by Borrower to Lender or any Bank Product Provider pursuant to the terms of the Loan Agreement or any other Loan Document and (b) the due and punctual payment of all other present or future Indebtedness owing by Borrower to Lender or any Bank Product Provider.

                  "Guarantor" has the meaning set forth in the preamble to this Guaranty.

                  "Guaranty" has the meaning set forth in the preamble to this Guaranty.

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                  "Indebtedness" means any and all obligations (including the
Obligations), indebtedness, or liabilities of any kind or character arising directly or indirectly out of or in connection with the Loan Agreement or any other Loan Document, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys' fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether individual or joint liability, and whether recovery is or hereafter becomes barred by any statute of limitations or otherwise becomes unenforceable for any reason whatsoever, including any act or failure to act by Lender or any Bank Product Provider.

                  "Lender" has the meaning set forth in the preamble to this Guaranty.

                  "Loan Agreement" has the meaning set forth in the recitals to this Guaranty.

                  "Voidable Transfer" has the meaning set forth in Section 9 of this Guaranty.

                  (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified. Any reference in this Guaranty to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. Any reference herein to the satisfaction or payment in full of the Guarantied Obligations shall mean the payment in full in cash (or cash collateralization in accordance with the terms of the Loan Agreement) of all Guarantied Obligations other than contingent indemnification Guarantied Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of the Loan Agreement. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

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         2.       Guarantied Obligations. Guarantor hereby irrevocably and
unconditionally guaranties to Lender, for the benefit of Lender and the Bank Product Providers, as and for its own debt, until final payment in full thereof has been made, (a) the payment of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Loan Agreement and under each of the other Loan Documents.

         3. Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Indebtedness. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Lender, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender in existence on the date of such revocation, (d) no payment by Guarantor, Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrower or from any source other than Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

         4. Performance Under this Guaranty. In the event that Borrower fails to make any payment of any Guarantied Obligations, on or prior to the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 of this Guaranty in the manner provided in the Loan Agreement or any other Loan Document, Guarantor immediately shall cause, as applicable, such payment to be made or such obligation to be performed, kept, observed, or fulfilled.

         5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to

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future changes in conditions. Guarantor hereby agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Lender, for its benefit and for the benefit of the Bank Product Providers, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor, whether such action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in such action. Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Lender or any Bank Product Provider of whatever remedies they may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security by Lender or any Bank Product Provider. Guarantor hereby agrees that any release which may be given by Lender to Borrower or any other guarantor shall not release Guarantor. Guarantor consents and agrees that neither Lender nor any Bank Product Provider shall be under any obligation to marshal any property or assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations.

         6.       Waivers.

                  (a) To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantor's right to make inquiry of Lender to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under the Loan Agreement; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Guaranty or any other Loan Documents to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

                  (b) To the fullest extent permitted by applicable law, Guarantor hereby waives the right by statute or otherwise to require Lender or any Bank Product Provider, to institute suit against Borrower or to exhaust any rights and remedies which Lender or any Bank Product Provider, has or may have against Borrower. In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to Lender or the Bank Product Providers, as applicable, by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been performed and paid in cash, to the extent of such payment) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

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                  (c) To the fullest extent permitted by applicable law,
Guarantor hereby waives: (i) any right to assert against Lender or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to Lender or any Bank Product Provider; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by Lender or any Bank Product Provider; (iv) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

                  (d) Until such time as all of the Guarantied Obligations have been finally paid in full: (i) Guarantor hereby waives and postpones any right of subrogation Guarantor has or may have as against Borrower with respect to the Guarantied Obligations; (ii) Guarantor hereby waives and postpones any right to proceed against Borrower or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) Guarantor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of Borrower.

                  (e) If any of the Guarantied Obligations or the obligations of Guarantor under this Guaranty at any time are secured by a mortgage or deed of trust upon real property, Lender or any Bank Product Provider may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations or the obligations of Guarantor under this Guaranty, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that (a) by virtue of the operation of antideficiency law applicable to nonjudicial foreclosures, an election by Lender or any Bank Product Provider to nonjudicially foreclose on such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election would estop Lender and the Bank Product Providers from enforcing this Guaranty against Guarantor. Understanding the foregoing, and understanding that Guarantor hereby is relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against Lender or any Bank Product Provider any defense to the enforcement of this Guaranty, whether denominated "estoppel" or otherwise, based on or arising from an election by Lender or any Bank Product Provider to nonjudicially foreclose on any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties. Guarantor also agrees that the "fair market value" provisions of Section 580a of

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the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction shall have no applicability with respect to the determination of Guarantor's liability under this Guaranty.

                  (f) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have if all or part of the Guarantied Obligations are secured by real property. This means, among other things:

                      (i) Lender or any Bank Product Provider may collect from Guarantor without first foreclosing on any real or personal property collateral that may be pledged by Guarantor, Borrower, or any other guarantor.

                      (ii) If Lender or any Bank Product Provider forecloses on any real property collateral that may be pledged by Guarantor, Borrower or any other guarantor:

                           (1) The amount of the Guarantied Obligations or any obligations of any Guarantor in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                           (2) Lender may collect from Guarantor even if Lender or any Bank Product Provider, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower or any other Guarantor.

                  This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have if all or part of the Guarantied Obligations are secured by real property.

                  (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SS.SS. 2787 THROUGH AND INCLUDING SS. 2855, CALIFORNIA CODE OF CIVIL PROCEDURE SS.SS. 580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION.

                  (h) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY LENDER OR ANY BANK PRODUCT PROVIDER, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NUNJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED GUARANTOR'S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER BY THE OPERATION OF APPLICABLE LAW INCLUDING SS.580D OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION.

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                  (i) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor hereby agrees as follows:

                      (i) Lender's right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents. Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 or any similar laws in any other applicable jurisdiction and agrees that Lender's rights under this Guaranty shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or later ceases to be liable.

                      (ii) Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 or any similar laws in any other applicable jurisdiction with respect to its obligations under this Guaranty and agrees that Lender's rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower is responsible. The enforceability of this Guaranty against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower's obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any other guarantor of Borrower's obligations under any other Loan Document, any pledgor of collateral for any person's obligations to Lender or any other person in connection with the Loan Documents.

                      (iii) Guarantor waives all benefits and defenses it may have under California Civil Code Sections 2845, 2849 and 2850 or any similar laws of any other applicable jurisdiction with respect to its obligations under this Guaranty, including the right to require Lender to (A) proceed against Borrower, any guarantor of Borrower's obligations under any Loan Document, any other pledgor of collateral for any person's obligations to Lender or any other person in connection with the Guarantied Obligations, (B) proceed against or exhaust any other security or collateral Lender may hold, or (C) pursue any other right or remedy for Guarantor's benefit, and agrees that Lender may exercise its right under this Guaranty without taking any action against Borrower, any other guarantor of Borrower's obligations under the Loan Documents, any pledgor of collateral for any person's obligations to Lender or any other person in connection with the Guarantied Obligations, and without proceeding against or exhausting any security or collateral Lender holds.

                      (iv) The paragraphs in this Section 6 which refer to certain sections of the California Civil Code are included in this Guaranty solely out of an abundance of caution and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty.

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         7.       Releases. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Lender or any Bank Product Provider may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Loan Agreement or any other Loan Document or may grant other indulgences to Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Agreement or any other Loan Document, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

         8. No Election. Lender and the Bank Product Providers shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by Lender or any Bank Product Provider to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender's or any Bank Product Provider's right to proceed in any other form of action or proceeding or against other parties unless Lender, on behalf of itself or the Bank Product Providers, has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender or the Bank Product Providers under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that Lender and the Bank Product Providers finally and unconditionally shall have realized payment in full of the Guarantied Obligations by such action or proceeding.

         9. Revival and Reinstatement. If the incurrence or payment of the Guarantied Obligations or the obligations of Guarantor under this Guaranty by Guarantor or the transfer by Guarantor to Lender of any property of Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         10. Financial Condition of Borrower. Guarantor represents and warrants to Lender and the Bank Product Providers that it is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Guarantor further represents and warrants to Lender and the Bank Product Providers that it has read and understands the terms and conditions of the Loan Agreement and each other Loan Document. Guarantor hereby

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covenants that it will continue to keep itself informed of Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

         11. Payments; Application. All payments to be made hereunder by Guarantor shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of the Loan Agreement.

         12. Attorneys Fees and Costs. Guarantor agrees to pay, on demand, all attorneys fees and all other costs and expenses which may be incurred by Lender in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

         13. Notices. All notices and other communications hereunder to Lender shall be in writing and shall be mailed, sent, or delivered in accordance
Section 12 of the Loan Agreement. All notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent, or delivered in care of Borrower in accordance with Section 12 of the Loan Agreement.

         14. Cumulative Remedies. No remedy under this Guaranty, under the Loan Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Loan Agreement, or any other Loan Document, and those provided by law. No delay or omission by Lender to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Lender to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

         15. Severability of Provisions. Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.

         16. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between Guarantor and Lender pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and Lender. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

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         17.      Successors and Assigns. This Guaranty shall be binding upon
Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of Lender and the Bank Product Providers; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Lender's prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by Lender or the Bank Product Providers, the rights and benefits herein conferred upon Lender and the Bank Product Providers shall automatically extend to and be vested in such assignee or other transferee.

         18. No Third Party Beneficiary. This Guaranty is solely for the benefit of Lender, each Bank Product Provider, and each of their successors and assigns and may not be relied on by any other Person.

         19.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA

                  THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GUARANTOR AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 19.

                  GUARANTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING

CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         20. Counterparts; Telefacsimile Execution. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guaranty. Delivery of an executed counterpart of this Guaranty by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

         21. Agreement to be Bound. Guarantor hereby agrees to be bound by each and all of the terms and provisions of the Loan Agreement. Without limiting the generality of the foregoing, by its execution and delivery of this Guaranty, Guarantor hereby: (a) makes to Lender each of the representations and warranties set forth in the Loan Agreement applicable to Guarantor fully as though Guarantor were a party thereto, and such representations and warranties are incorporated herein by this reference, mutatis mutandis; and (b) agrees and covenants (i) to do each of the things set forth in the Loan Agreement that Borrower agrees and covenants to cause Guarantor to do, and (ii) to not do each of the things set forth in the Loan Agreement that Borrower agrees and covenants to cause Guarantor not to do, in each case, fully as though Guarantor were a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.

                           [Signature page to follow]

                  IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

                                           VELOCITY ASSET MANAGEMENT, INC.
                                           a Delaware corporation


                                           By: /s/ JOHN C. KLEINERT
                                               ---------------------------------
                                           Title:  President and CEO
                                                  ------------------------------



STATE OF
         ------------

COUNTY OF
          -----------

         I CERTIFY that on _____________, 2005, ___________________ personally came before me and this person acknowledged under oath, to my satisfaction, that:

         (a) this person signed, sealed and delivered the attached documents as _______________ of the corporation named in this document.

         (b) the proper corporate seal was affixed; and

         (c) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.


                                        ---------------------------------------
                                        Name:
                                             ----------------------------------
                                        Notary Public, State of
                                                                --------------

My commission expires:

----------------------


                          [SIGNATURE PAGE TO GUARANTY]
                                       S-1